EMPLOYMENT AGREEMENT
                               (Ronald A. Branch)

     AGREEMENT, made as of this 1st day of December 1998, by and between OAO Technology Solutions, Inc., 7500 Greenway Center Drive, 16th Floor, Greenbelt, Maryland, a Delaware corporation (the "Corporation"), and Ronald A. Branch, 14 Ashton Drive, Voorhees, NJ 08043 ("Employee").

                              W I T N E S S E T H :


     WHEREAS, the Corporation is engaged in the business of providing information technology infrastructure solutions through a full range of outsourcing, enterprise resource planning, staff augmentation, and healthcare information technology solutions;

     WHEREAS, the Corporation desires to employ Employee as Executive Vice President of Marketing and Sales Operations of the Corporation in connection with the conduct of the business of the Corporation, and Employee desires to accept such employment on the terms and conditions herein set forth;

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements hereinafter set forth, the parties hereto, intending legally to be bound, hereby agree as follows:

     1. Employment. The Corporation hereby employs Employee as Executive Vice President of Marketing and Sales Operations, and Employee hereby accepts such employment, upon the terms and conditions hereinafter set forth.

     2. Term. The Employment of Employee under this Agreement shall be on an "at will" basis.

     3. Office and Duties.

          (a) During the term hereof, Employee shall serve as Executive Vice President of Marketing and Sales Operations of the Corporation. Subject to any restrictions set forth in the Shareholders' Agreement or in the Bylaws of the Corporation, Employee shall perform such duties as are customary for an Employee as Executive Vice President of Marketing and Sales Operations of businesses in the United States similar in kind and size to the Corporation and such other duties as may from time to time be assigned to him by the President, the CEO or the Board of Directors of the Corporation in keeping with his position.

          (b) During the term hereof, Employee shall use his best efforts to carry out his duties and responsibilities hereunder and devote his entire working time to the business and affairs of the Corporation and shall not, in any advisory or other capacity, work for any other individual, firm or corporation without first having obtained the written consent of the Corporation.

          (c) During the term hereof, the principal place of employment of Employee shall be the Corporation's headquarters in Greenbelt, Maryland or such other locations as may be selected for the Corporation's facilities, although it is understood that in connection with his duties under this agreement, Employee will be required to travel to and perform services at other locations.

          (d) Employee represents and warrants to the Corporation that he is not subject to, or a party to, any employment agreement, non-competition covenant, non-disclosure agreement or other agreement, covenant, understanding or restriction which would prohibit Employee from executing this Agreement and performing fully his duties and responsibilities hereunder, or which would in any manner, directly or indirectly, limit or affect the duties and responsibilities which may now or in the future be assigned to Employee by the Corporation.

          (e) Employee agrees to cooperate at the request of the Corporation in any efforts to obtain "key-man" life insurance on Employee's life.


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


     4. Compensation. As compensation for the services to be rendered hereunder by Employee, the Corporation agrees to pay or provide to Employee:

          (a) Salary. A basic salary (the "Base Salary") for such services at the annual rate of $250,000, payable in semi-monthly installments.

          (b) Bonus. Employee shall be eligible to earn an incentive bonus of up to 100% of the base salary, subject to the achievement of certain company and individual milestones determined annually by the Compensation Committee of the Board of Directors.

          (c) Options. Upon execution of this Agreement and subject to Board Approval, the Corporation shall grant to Employee stock options of the Corporation equal to 500,000 shares. Stock options will be governed by the Corporation's 1996 Equity Compensation Plan, as amended and restated. The option will become exercisable for the purchase of the shares in equal increments on each of the first four (4) anniversaries of the date of grant, and will expire on the earlier of the sixth (6th) anniversary of the date of grant or: (i) immediately upon Employee's voluntary termination of employment with the Corporation, (ii) immediately upon the Corporation's discharge of Employee for cause (as defined herein); (iii) 90 days after the Corporation discharges Employee without cause or due to Employee's disability; and (iv) 180 days after Employee's death. The option will also contain other customary terms and conditions which shall be reasonably satisfactory to both parties.

          (d) Insurance. The Corporation shall provide to Employee and his family the employee contributory package of group life, health, dental and disability insurance coverage that the Corporation makes available to its employees. The term family shall mean the spouse of the Employee and his dependent children who may be insured from time to time as dependents under such policies of the Corporation.

          (e) Automobile. The Corporation will provide Employee with a car allowance not to exceed $800 per month. The allowance will be taxable to employee. Employee shall be responsible for the payment of all insurance, maintenance, repairs, gasoline and other reasonable and necessary costs incident to the operation of such automobile.

          (f) Other Benefits. Nothing contained herein shall be deemed to limit or affect the right of Employee to receive additional bonuses or other forms of additional compensation or to participate in any retirement, disability, profit sharing, stock option, cash or stock bonus or other plan or arrangement, or in any other benefits now or hereafter provided by the Corporation for its employees or executives at the sole discretion of the Board of Directors of the Corporation.

          (g) Expenses. It is contemplated that, in connection with his employment hereunder, Employee may be required to incur reasonable business, entertainment and travel expenses. The Corporation agrees to reimburse Employee in full for all such reasonable and necessary business, entertainment and travel expenses incurred or expended by him in connection with the performance of his duties hereunder; provided Employee submits to the Corporation vouchers or expense statements satisfactorily evidencing such expenses as may be reasonably required by the Corporation and such expenses are in accordance with any corporate policy with respect thereto. Such expenses shall be reimbursed 30 days after submission of any required documentation therefor. All expenses must be approved by the President and Chief Executive Officer of the Corporation or his designee.

          (h) Vacation. Employee shall be entitled to fifteen (15) days of Personal Leave, according to the Corporation's Employee Handbook. Such Personal Leave may be taken at such times as is reasonably consistent with proper performance by Employee of his duties and responsibilities hereunder.

          (i) 401K Plan. Employee will be eligible to participate in the Corporation's 401K plan immediately through voluntary contributions, which the Corporation will match $ .20 for each $1.00 contributed by Employee up to the limits contained in the Corporation's plan.

     5. Termination of Employment.


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


          (a) The Corporation may terminate this Agreement with cause immediately upon written notice to Employee. "Termination for cause" shall mean discharge by the Corporation on the following grounds:

          (i) Employee's conviction in a court of law of any crime or offense, which conviction makes him unfit for continuing employment, prevents him from effective management of the Corporation or materially adversely affects the reputation or business activities of the Corporation.

          (ii) Dishonesty or willful misconduct which materially, adversely affects the reputation or business activities of the Corporation and which continues after written notice thereof to Employee.

          (iii) Substance abuse, including abuse of alcohol or use of illegal narcotics, and other drugs or substances, for which Employee fails to undertake and maintain treatment after 15 days after requested by the Corporation, or misappropriation of funds.

          (a) Upon such termination for cause, Employee shall lose all right, title and interest in and to all payments required to be made in accordance with the provisions of this Agreement, and the Corporation shall have no further obligation to Employee hereunder, except for compensation pursuant to Paragraphs 4(a) and 4(d) through 4(i) to which Employee is entitled through the date of termination, bonus compensation to which Employee is entitled for and in respect of the preceding fiscal year if not theretofore paid, and any benefits referred to in Paragraph 4 hereof to which Employee has a vested right under the terms and conditions of the plan or program pursuant to which such benefits were granted.

          (b) The Corporation may terminate the Employee without cause at any time. In the event of termination of Employee without cause, the Corporation shall pay or provide to Employee (in addition to the salary, bonus and other compensation to which Employee shall be entitled or shall have earned pursuant to Paragraph 4 hereof through the date of such termination and any benefits referred to in Paragraph 4 hereof in which Employee has a vested right under the terms and conditions of the plan or program pursuant to which such benefits were granted), (i) the basic salary pursuant to the provisions of Paragraph 4(a) hereof for a period of 12 months from the effective date of such termination, payable ratably over such 12 month period, and (ii) the health insurance coverage pursuant to the provisions of Paragraph 4(d) hereof for a period of 12 months from the effective date of such termination.

          (c) Employee may terminate this Agreement by resignation and giving the Corporation three (3) months notice. The Corporation can waive this notice and agree with Employee to an earlier termination date. Upon termination by Employee, all obligations of the Corporation and Employee under this Agreement will cease as of the date of final termination, except Employee's obligations under Paragraphs 7 and 8 will survive.

     6. Restrictive Covenants and Confidentiality; Injunctive Relief.

          (a) Employee agrees, as a condition to the Corporation agreeing to employ Employee and to the performance by the Corporation of its obligations hereunder, particularly its obligations under Paragraph 4 hereof and, in the case where Employee is terminated by Employer without cause, in consideration of the payment of the Base Salary in effect on termination thereof at the times it would otherwise be paid hereunder during the 1 year subsequent to termination, that during the term of this Agreement and any renewals and extensions hereof and for a period of 1 year thereafter, or such shorter period if Employer elects not to continue to pay any Base Salary as may be required hereunder subsequent to a termination without cause, Employee shall not, without prior written approval of the Board of Directors of the Corporation, directly or indirectly through any other person, firm or corporation, whether individually or in conjunction with any other person, or as an employee, agent, consultant, representative, partner or holder of any interest in any other person, firm, corporation or other association:

          (i) solicit, entice or induce any Customer (as defined below) to become a client, customer, OEM, distributor or reseller of any other person, firm or corporation with respect to products and/or services then sold or under development by the Corporation or to cease doing business with the Corporation, and Employee shall not approach any such person, firm or corporation for such purpose or authorize or knowingly approve the taking of such actions by any other person; or


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


          (ii) solicit, entice or induce directly or indirectly any person who presently is or at any time during the term hereof shall be an employee of the Corporation to become employed by any other person, firm or corporation or to leave their employment with the Corporation, and Employee shall not approach any such employee for such purpose; or

          (iii) compete with, or encourage or assist others to compete with, or solicit orders or otherwise participate in business transactions in competition with, the business engaged in by the Corporation at any time during the term of Employee's employment (unless such business shall have been abandoned by the Corporation). The restriction contained in this subparagraph 7(a)(iii) shall apply anywhere worldwide.

          For purposes of this Paragraph 6, a Customer means any person or entity which at the time of determination if made prior to termination of employment, or, after termination of employment, at the time of such termination, shall be, or shall have been within two years prior to such time, a client, customer, OEM, distributor or reseller of the Corporation or a bona fide prospect to become a Customer.

          Nothing in the foregoing shall prohibit Employee from engaging in any business that is not in competition with the Corporation after termination of employment with the Corporation, or investing in the securities of any corporation having securities listed on a national securities exchange, provided that such investment does not exceed 5% of any class of securities of any corporation engaged in business in competition with the Corporation, and provided that such ownership represents a passive investment and that neither Employee nor any group of persons including him, in any way, either directly or indirectly, manages or exercises control of any such corporation, guarantees any of its financial obligations, otherwise takes any part in its business, other than exercising his rights as a shareholder, or seeks to do any of the foregoing.

          (b) Employee acknowledges that during the term of his employment, he will have access to confidential information of the Corporation, including information about "Developments" (as defined in Paragraph 7 below), business plans, costs, customers, profits, markets, sales, products, key personnel, pricing policies, operational methods and other business affairs and methods and other information not available to the public or in the public domain (hereinafter referred to as "Confidential Information"). In recognition of the foregoing, Employee covenants and agrees that, except as required by his duties to the Corporation, Employee will keep secret all Confidential Information of the Corporation and will not, directly or indirectly, either during the term of his employment hereunder or at any time thereafter while such Confidential Information remains confidential, disclose or disseminate to anyone or make use of, for any purpose whatsoever except for the benefit of the Company in the course of his employment, any Confidential Information, and upon termination of his employment, Employee will promptly deliver to the Corporation all tangible materials and objects containing Confidential Information (including all copies thereof, whether prepared by Employee or others) which he may possess or have under his control. The term "Confidential Information" shall not include any information which can be demonstrated (i) to be generally known in the industry or to the public other than through breach of Employee's obligations hereunder, (ii) to have been in Employee's possession prior to his employment with the Corporation and not assigned to the Corporation, or (iii) to have been disclosed to Employee by an independent third party not under any obligation of confidentiality.

          (c) Employee represents (i) that his experience and capabilities are such that the restrictions contained herein will not prevent him from obtaining employment or otherwise earning a living at the same general economic benefit as reasonably required by him and (ii) that he has, prior to the execution of this Agreement, reviewed this Agreement thoroughly with his legal counsel.

          (d) Employee acknowledges that the restrictions contained in this Paragraph 6 are reasonable and necessary to protect the legitimate business interests of the Corporation and that the Corporation would not have entered into this Agreement in the absence of such restrictions. By reason of the foregoing, Employee agrees that if he violates any of the provisions of this Paragraph 6, the Corporation would sustain irreparable harm and, therefore, irrevocably and unconditionally (i) agrees that in addition to any other remedies which the Corporation may have under this Agreement or otherwise, all of which remedies shall be cumulative, the Corporation shall be entitled to apply to any court of competent jurisdiction for preliminary and permanent injunctive relief and other equitable relief, (ii) that such relief and any other claim by the Corporation pursuant hereto may be brought in the United States District Court for the State of Delaware, or if such court does not have subject matter jurisdiction or will not accept jurisdiction, in any court of general jurisdiction in the State of


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


     Delaware; (iii) consents to the non-exclusive jurisdiction of any such court in any such suit, action or proceeding, and (iv) waives any objection which Employee may have to the laying of venue of any such suit, action or proceeding in any such court. Employee also irrevocably and unconditionally consents to the service of any process, pleadings, notices or other papers in a manner permitted by the notice provisions hereof. In the event that any of the provisions of this Paragraph 6 hereof should ever be adjudicated to exceed the time, geographic, product or service, or other limitations permitted by applicable law in any jurisdiction, then such provisions shall be deemed reformed in such jurisdiction to the maximum time, geographic, product or service, or other limitations permitted by applicable law.

          (e) Employee agrees that the Corporation may provide a copy of this Paragraph 6 to any business or enterprise (i) which the Employee may directly or indirectly own, manage, operate, finance, join, control or participate in the ownership, management, operation, financing, or control of, or (ii) with which he may be connected with as an officer, director, employee, partner, principal, agent, representative, consultant or otherwise, or in connection with which he may use or permit his name to be used; provided, however, that this provision shall not apply as to subparagraph (a) or (b) after expiration of the time periods set forth therein or with respect to any activities, entities or persons excluded by the terms hereof. Employee will provide the names and addresses of any of such persons or entities as the Corporation may from time to time reasonably request.

          (f) In the event of any breach or violation of the restriction contained in subparagraph (a) above, the period therein specified shall abate during the time of any violation thereof and that portion remaining at the time of commencement of any violation shall not begin to run until such violation has been fully and finally cured.

     7. Ownership of Inventions and Ideas. Employee acknowledges that the Corporation shall be the sole owner of all the results and proceeds of Employee's service hereunder, including but not limited to, all patents, patent applications, patent rights, formulas, copyrights, inventions, developments, discoveries, other improvements, data, documentation, drawings, charts, and other written, audio and/or visual materials relating to equipment, methods, products, processes, or programs in connection with or useful to the Corporation's business (collectively, the "Developments") which Employee, by himself or in conjunction with any other person, may conceive, make, acquire, acquire knowledge of, develop or create during the term of Employee's employment hereunder, free and clear of any claims by Employee (or any successor or assignee of him) of any kind or character whatsoever other than Employee's right to compensation hereunder. Employee acknowledges that all copyrightable Developments shall be considered works made for hire under the Federal Copyright Act. Employee hereby assigns and transfers his right, title and interest in and to all such Developments, and agrees that he shall, at the request of the Corporation, execute or cooperate with the Corporation in any patent applications, execute such assignments, certificates or other instruments, and do any and all other acts, as the Board of Directors of the Corporation from time to time reasonably deems necessary or desirable to evidence, establish, maintain, perfect, protect, enforce or defend the Corporation's right, title and interest in or to any such Developments.

     Anything in this Paragraph 8 to the contrary notwithstanding, the Paragraph shall not be construed as prohibiting or limiting the provisions of the last subparagraph of Paragraph 6(b) hereof and the ability of the Employer to grant the license described therein.

     8. Survival. The provisions of Paragraphs 7 and 8 shall survive the termination of this Agreement for any reason whatsoever.

     9. Dispute Resolutions.

          (a) If any dispute arises under this Agreement that is not settled promptly in the ordinary course of business, Employer and Employee shall seek to resolve any such dispute between them, first, by negotiating promptly with each other in good faith in face-to-face negotiations.

          (b) If the parties are unable to resolve the dispute between them within 20 business days (or such period as the parties shall otherwise agree) through these face-to-face negotiations, then the controversy or claim shall be settled by arbitration conducted on a confidential basis, under the U.S. Arbitration Act, if applicable, and the then current Commercial Arbitration Rules of the American Arbitration Association (the "Association")


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


     strictly in accordance with the terms of this Agreement and the substantive law of the State of Maryland. The arbitration shall be conducted at the Association's regional office located closest to the Corporation's principal place of business by one arbitrator experienced in employment matters. Judgment upon the arbitrator's award may be entered and enforced in any court of competent jurisdiction. Neither party shall institute a proceeding hereunder unless at least 10 days prior thereto such party shall have given written notice to the other party of its intent to do so.

          (b) Neither party shall be precluded hereby from securing equitable remedies in courts of any jurisdiction, including, but not limited to, temporary restraining orders and preliminary injunctions to protect its rights and interests but shall not be sought as a means to avoid or stay arbitration or Summary Proceeding.

     11. Miscellaneous.

          (a) Any notice authorized or required to be given or made by or pursuant to this Agreement shall be made in writing and either personally delivered or mailed by overnight express mail to the respective address of the party to receive such notice, which address is the one designated below the name of such party on the signature page hereof, or to such other address as a party may specify by notice to the other parties hereto.

          (b) This Agreement cancels and supersedes any and all prior agreements and understandings between or among any or all of the parties hereto with respect to the employment by or obligations of Employee to any thereof. This Agreement constitutes the entire agreement among the parties with respect to the matters herein provided, and no modification or waiver of any provision hereof shall be effective unless in writing and signed by the parties hereto.

          (c) All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, executors, administrators, legal representatives, successors and assigns of the parties hereto, except that the duties and responsibilities of Employee hereunder are of a personal nature and shall not be assignable or delegable in whole or in part by Employee.

          (d) Employee agrees that the obligations of the Corporation hereunder shall be limited to the Corporation only, and Employee agrees that he shall not bring any claim or suit against any director or shareholder of the Corporation or any other person other than the Corporation for any breach or default by the Corporation of its obligations hereunder.

          (e) If any provision of this Agreement or application thereof to anyone or under any circumstances is adjudicated to be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect any other provision or application of this Agreement which can be given effect without the invalid or unenforceable provision or application and shall not invalidate or render unenforceable such provision or application in any other jurisdiction.

          (f) No remedy conferred upon any party by this Agreement is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to any other remedy given hereunder or now or hereafter existing at law or in equity. No delay or omission by any party in exercising any right, remedy or power hereunder or existing at law or in equity shall be construed as a waiver thereof, and any such right, remedy or power may be exercised by the party possessing the same from time to time and as often as may be deemed expedient or necessary by such party in its sole discretion.

          (g) This Agreement may be executed in several counterparts, each of which is an original. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.

          (h) In the event of a lawsuit by either party to enforce any provisions of this Agreement, the prevailing party shall be entitled to recover reasonable costs, expenses and attorney's fees from the other party.


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


     11. Controlling Law. The validity, interpretation, construction, performance and enforcement of this Agreement shall be governed by the laws of the State of Maryland.


IN WITNESS WHEREOF, Employee has hereunto set his hand and the Corporation has caused this instrument to be duly executed as of the day and year first above written.


Witness:                                    Employee:


_________________________           _________________________



Attest:                             _________________________


_________________________           By:______________________
Title:                                       Title:


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


                                  Schedule 4(b)

     Section 4(b) Bonus. Incentive Compensation will be awarded on the basis of achievement and be at rates no greater than

         % of Base                                            Pretax Income
         ---------                                            -------------
         100



Milestones:



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